Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Raymond Mol, Chief Executive Officer and President, and Daniel Reitzik, Treasurer and Chief Financial Officer of Digital Youth Network Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Digital Youth Network Corp. for the three month period ended May 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Digital Youth Network Corp.

Dated: July 20, 2005

/s/ Raymond Mol

Raymond Mol, Chief Executive Officer and President

(Principal Executive Officer)

/s/ Daniel Reitzik

Daniel Reitzik

Treasurer and Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Digital Youth Network Corp. and will be retained by Digital Youth Network Corp. and furnished to the Securities and Exchange Commission or its staff upon request.